                                                                    EXHIBIT 21.1
                  SUBSIDIARIES OF GULFMARK INTERNATIONAL, INC.


      NAME OF SUBSIDIARY OR ORGANIZATION                     STATE OR COUNTRY OF INCORPORATION
-------------------------------------------                 ------------------------------------
Ercon Development Co.                                                      Texas
Gulf Offshore N.S. Ltd.                                               United Kingdom
GulfMark North Sea Ltd.                                               United Kingdom
Dianne Operating Ltd.                                                 United Kingdom
Gulf Marine Far East PTE, Ltd.                                           Singapore
Gulf Offshore Marine International, Inc.                                  Panama
Gulf Offshore Far East Inc.                                               Panama
SeaMark, Ltd.                                                             Panama
Gulf Marine do Brazil, Ltd.                                               Brazil
Semaring Logistics (M) Sdn. Bhd.                                         Malaysia
Chalvoyage (M) Sdn. Bhd.                                                 Malaysia
Energy Ventures, Inc.                                                    Delaware
Gulf Offshore Shipping Services Inc.                                      Panama
GulfMark Offshore, Inc.                                                  Delaware